EXHIBIT 5.1

L E G A L & C O M P L I A N C E, L L C

LAURA ANTHONY, ESQ.	WWW.LEGALANDCOMPLIANCE.COM
LAZARUS ROTHSTEIN, ESQ.	WWW.SECURITIES-LAW-BLOG.COM
CHAD FRIEND, ESQ., LLM	WWW.LAWCAST.COM
SCOTT BUSCEMI, ESQ.

OF COUNSEL:
JOHN CACOMANOLIS, ESQ.
CRAIG D. LINDER, ESQ.
PETER P. LINDLEY, ESQ., CPA, MBA
STUART REED, ESQ.	DIRECT E-MAIL: LANTHONY@LEGALANDCOMPLIANCE.COM
MARC S. WOOLF, ESQ.

December 7, 2015

Board of Directors

PEN Inc.

431 Fairway Drive, Suite 200

Deerfield Beach, Florida 33441

Re:	PEN Inc.
Form S-8 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), being filed by PEN Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the shares of Class A Common Stock, par value $0.0001 per share, of the Company being issued pursuant to the Registration Statement, will be, when so issued, duly authorized, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

Sincerely yours

/s/ Laura E. Anthony
For the Firm

330 CLEMATIS STREET, #217 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832